SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 30, 2011

Europa Acquisition VI, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-54215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Europa Drive, Suite 455 Chapel Hill, North Carolina	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 409-1212

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2011, Europa Acquisition VI, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to change its name from “Europa Acquisition VI, Inc.” to “China Rongxin Chemical Holding Group, Inc.”  The Amendment was effective as of December 12, 2011. A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure set forth under Item 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Acting by written consent of the sole stockholder in lieu of a special meeting executed on November 30, 2011, the holder of 100,000 shares of the Company’s common stock, which represented 100% of the then-outstanding shares of the Company’s common stock, approved the change in the Company’s name.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Europa Acquisition VI, Inc. filed on December 12, 2011 with the Secretary of State of the State of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Europa Acquisition VI, Inc.

By:  /s/ Yujin Wang
Name: Yujin Wang
Title: President and Chief Executive Officer

Dated: December 16, 2011